EMPLOYMENT AGREEMENT


         This is an EMPLOYMENT AGREEMENT ("Agreement"), dated April 7, 1997, between Utilase, Inc., a Michigan corporation (the "Company"), and John K. Baysore (the "Employee").


                                   BACKGROUND


         On the date hereof, DCT, Inc., a Michigan corporation ("DCT"), the Company, a wholly-owned subsidiary of DCT, and Noble International, Ltd., a Michigan corporation ("Noble") have entered into a Stock Purchase Agreement ("Purchase Agreement") whereby Noble will acquire all of the outstanding common stock of the Company. Employee is currently an employee of the Company. The parties desire that this Employment Agreement be executed and delivered, in order to secure the services of Employee for the benefit of the Company and, indirectly for Noble, such services to be rendered by Employee on the terms and conditions and for the period hereinafter set forth.

         NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and representations set forth in this Agreement, the Company and Employee agree as follows:


                         ARTICLE I - EMPLOYMENT AND TERM


         1.1 Employment and Employment Term. The Company agrees to employ Employee, and Employee accepts employment with the Company, to serve as President of the Company and as an officer or other capacity of any subsidiary formed by the Company as determined by the Board of Directors of such subsidiary, for a term commencing on the date hereof and continuing for a period of three years from the date hereof, unless earlier terminated pursuant to
Article IV of this Agreement ("Employment Term"). During the Employment Term, Employee will render such services to the Company and its subsidiaries as are customary for the position (or positions) held by Employee. During the Employment Term, Employee shall devote his full time, ability and attention, and his best efforts, to the business of the Company and its subsidiaries. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person, organization or other entity, whether for compensation or otherwise, directly or indirectly, without the prior written consent of a majority of the members of the Board of Directors of the Company.



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                            ARTICLE II - COMPENSATION


         2.1 Base Salary. Subject to Article IV of this Agreement, as compensation for services hereunder during the Employment Term the Employee shall be paid an annual base salary of $175,000. On the first anniversary of the date of this Agreement and on each subsequent anniversary of the date of this Agreement for the duration of the Employment Term, the base salary shall be increased by a percentage that shall be determined by the Board of Directors of the Company.

         2.2 Non-Competition. In consideration for the protective covenants set forth in Article III of this Agreement, if the transactions contemplated by the Purchase Agreement are consummated in accordance with the terms of the Purchase Agreement, on the Closing Date, as defined in the Purchase Agreement, Employee shall be paid $200,000 by the Company, and if not by the Company, then by Noble.

         2.3 Bonus Awards. Subject to Article IV of this Agreement, during the Employment Term the Employee shall be eligible to receive annual bonus awards as set forth on Exhibit 1 hereto.

         2.4 Employee Benefits. Employee shall receive retirement and welfare benefits that, in the aggregate, are comparable to those the Company provides to its other senior executives. Employee shall also receive certain additional benefits, such as an automobile allowance and country club dues, as listed in
Exhibit 2 hereto.

         2.5 Reimbursement of Expenses. During the Employment Term, the Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred or paid by him in connection with the performance of duties under this Agreement, in accordance with the Company's reimbursement policies and upon submission of satisfactory evidence thereof.


                       ARTICLE III - PROTECTIVE COVENANTS


         3.1 Non-Competition. For the period commencing on the date that Employee's employment with the Company terminates, either voluntarily or involuntarily, and ending on the third anniversary thereof (unless the Employee is terminated by the Company other than for Cause (as defined in Article IV), in which case for the period commencing on the date the Company terminates the Employee and ending on the first anniversary thereof). Employee shall not (i) own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder (other than ownership of not more than 5% of any class of securities of a publicly traded entity which engages in a Competing Activity, as defined herein, provided that Employee does not participate in the management, operation or control of such entity), director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, with any entity which

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engages in any business which directly or indirectly competes with the business of the Company, including without limitation, the business of selling, applying, marketing, licensing or distributing any blank welding technology or system or process anywhere in the world, ("Competing Activity"), (ii) directly or indirectly as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, solicit or hire (in connection with or to be involved in any Competing Activity) any person employed in the Company's business on or after the date hereof, or (iii) solicit, interfere with or attempt to entice away from the Company any person or entity which was or is a client or customer or an affiliate of a client or customer of the Company or Utilase, or an entity or affiliate of an entity with which the Company or Utilase was engaged in sales or promotional efforts during the term of Employee's employment with the Company or Utilase.

         3.2 Trade Secrets. Employee agrees not to divulge, communicate, use to the detriment of the Company, for Employee's benefit or the benefit of any other person, firm, corporation, association or other entity, or misuse in any way, in whole or in part, any proprietary or confidential information or trade secrets related to the Company as they may exist from time to time, including, without limitation, the Company's trade secrets, trademarks or other intellectual property rights, personnel information, secret processes, know-how, customer lists, or other technical, confidential or proprietary data. Employee acknowledges that the list of its customers as it may exist from time to time, and the Company's proprietary or confidential information, and trade secrets, are valuable, special and unique assets of the Company. Employee acknowledges and agrees that any information or data he has acquired on any of these matters or items was received in confidence. Employee agrees to hold, as the property of the Company, all memoranda, books, papers, letters and other data and all copies thereof or therefrom, made by it or him or otherwise coming into its or his possession, and at any time to deliver the same to the Company upon its demand.

         3.3 Reasonable Limitations. Employee acknowledges that given the nature of the Company's business the covenants contained in this Article III contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, this Article III is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action.

         3.4 Breach of Covenants. Violation of any of the protective covenants contained herein shall constitute a breach of trust and is grounds for immediate dismissal with cause and for appropriate legal action by the Company for damages including reasonable attorney fees and costs, enforcement and/or injunctive relief.


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         3.5 Extension of Limitation Period. The parties acknowledge that if
Employee violates any of the protective covenants in this Article III and the Company brings legal action for injunctive, damages or other relief hereunder, the Company shall, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Limitation Period of these protective covenants. Accordingly, the Limitation Period shall be deemed to have the full duration of the period stated therein, computed from the date relief is granted, but reduced by the time between the period when the restriction began to run and the date of the first violation of the covenant by Employee.

         3.6 Survival of Protective Covenants. Each covenant on the part of Employee contained in this Article III shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of Employee's employment under this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.

         3.7 Remedies for Breach. Employee acknowledges that the legal remedies for breach of the protective covenants hereunder are inadequate and therefore agrees that, in addition to all of the remedies available to the Company in the event of a breach or a threatened breach of any covenant contained in this
Article III, the Company may obtain temporary, preliminary, and permanent injunctions and any other appropriate equitable relief against any and all such actions, and may recover from Employee monetary damages to the Company arising from such breach or threatened breach and all costs and expenses (including reasonable attorneys' fees) incurred by the Company in the enforcement of such protective covenants.

         3.8 Affiliates of the Company. The protective covenants in this Article III shall also benefit the business and trade secrets of the Company's Affiliates (as hereinafter defined) and these covenants shall be enforceable against Employee by each of such Affiliates as third party beneficiaries. An "Affiliate" is any person or entity that, directly or indirectly, controls or is controlled by, or is under common control with, the Company.


                     ARTICLE IV - TERMINATION OF EMPLOYMENT


         4.1 Termination for Cause. The Company may terminate Employee's employment hereunder for Cause or other than for Cause. The term "Cause" means Employee, (i) after repeated notices and warnings, fails to perform his reasonably assigned duties as reasonably determined by the Company, (ii) materially breaches any of the terms or conditions of Articles I or III of this Agreement, or (iii) commits or engages in a felony or any intentional dishonest, unethical or fraudulent act which materially damages the Company's reputation. If the Company terminates Employee for Cause, or the Employee terminates his employment voluntarily, no payments or benefits under this Agreement shall accrue after the date of Employee's termination.


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         4.2 Termination Other Than for Cause. If the Company terminates
Employee for any reason other than for Cause, the Company shall owe Employee severance in an amount equal to one (1) times Employee's annual base salary at the time of termination (such amount, the "Severance Payment"). At the Company's option, the Severance Payment shall be paid either (a) in equal monthly installments over the twelve months following the termination date, or (b) in one lump sum payable within 30 days following the termination date. The Company shall withhold all applicable income and employment taxes from the Severance Payment. It is agreed that the Severance Payment shall constitute all amounts owed by the Company to Employee for the termination of his employment without Cause, and that no other payments or benefits shall be owed by the Company to Employee under any Company severance or benefit plan other than any benefits under a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code in which Employee is fully vested. No Severance Payment shall be made by the Company unless Employee executes a waiver in a form satisfactory to the Company releasing the Company from any claims Employee may assert against the Company relating to his employment with the Company.


                            ARTICLE V - MISCELLANEOUS


         5.1 Modification Of This Agreement. Employee acknowledges and agrees that no one employed by or representing the Company has any authority to make oral statements which modify, waive or discharge, in any manner, any provision of this Agreement. Employee further acknowledges and agrees that no provision of this Agreement may be modified, waived or discharged unless agreed to in writing, and signed and executed by Employee and a majority of the members of the Board of Directors of the Company. Employee acknowledges and agrees that in executing this Agreement he has not relied upon any representation or statement made by the Company or its representatives, other than those stated in this Agreement.

         5.2 Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, facsimile transmission or air courier guaranteeing overnight delivery to the other party at the following addresses:

                  To Company:

                           Utilase, Inc.
                           20101 Hoover Road
                           Detroit, Michigan  48205
                           Attention:  James Bronce Henderson III





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                  with a copy to:

                           Stone, Biber & O'Toole, P.C.
                           2701 Troy Center Drive, Suite 400
                           Troy, MI  48084
                           Attention:  David C. Stone

                  To Employee:

                           John K. Baysore
                           465 Moran
                           Grosse Pointe Farms, Michigan  48236

                  with a copy to:

                           Raymond & Prokop, P.C.
                           2000 Town Center, Suite 2400
                           Southfield, Michigan  48075
                           Attention:  Paul L.B. McKenney, Esq.

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the fifth (5th) day next succeeding the date of mailing if sent by certified or registered first-class mail, when received if sent by facsimile transmission, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         5.3 Waiver of Breach. The waiver by the Company or Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party of such or any other provision. No delay or omission by the Company or Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Employee from time to time and as often as may be deemed expedient or necessary by the Company or Employee in its or his sole discretion.

         5.4 Severability. It is the intention of the parties that the provisions contained herein shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, either in whole or in part, be held invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable; but in such event the affected



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provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within the applicable legal requirements, and the remainder of this Agreement shall not be affected.

         5.5 Applicable Law: Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the federal and state courts for the State of Michigan for purposes of any action, suit or other proceeding arising out of this Agreement or any transaction contemplated hereby. The parties have agreed that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Michigan without giving effect to conflict of law principles.

         5.6 Settlement of Disputes. Any claims, controversies, demands, disputes, or differences between the parties hereto arising out of, or by virtue of, or in connection with, or relating to this Agreement, Employee's employment relationship with the Company or termination of such employment relationship shall be submitted to and settled by arbitration in Southfield, Michigan before a single arbitrator who shall be knowledgeable in the field of business law and employment relations and such arbitration shall be in accordance with the rules of the American Arbitration Association then in force. The parties agree to bear joint and equal responsibility for all fees of the arbitrator, abide by any decision rendered as final and binding, and waive the right to submit the dispute to a public tribunal for a jury or non-jury trial.

         5.7 Headings. The headings used throughout this Agreement have been used for convenience only and do not constitute matter to be considered in interpreting this Agreement.

         5.8 Acknowledgment. Employee acknowledges receipt of a copy of this Agreement, and agrees that his obligations hereunder shall be binding upon his heirs, assigns and legal representatives. Employee acknowledges and agrees that this Agreement contains the entire agreement and understanding concerning the subject matter covered by this Agreement, and that this Agreement supersedes and replaces any other existing agreement, whether written or oral, entered into between Employee, the Company, DCT and Utilase, or among any of them, relating generally to the subject matter covered by this Agreement, including specifically any agreement that provides for the payment of severance benefits to Employee.


         EMPLOYEE HAS READ THE ABOVE DOCUMENT, AND BEEN GIVEN ADEQUATE TIME TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOICE. EMPLOYEE UNDERSTANDS THE DOCUMENT FULLY, AND AGREES TO ALL OF ITS TERMS.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


                                               UTILASE, INC.


                                               By: /s/ David C. Stone
                                                  -----------------------------
                                               Name:  David C. Stone
                                               Title: Assistant Secretary


                                               /s/ John K. Baysore
                                               ---------------------------------
                                               John K. Baysore





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